Exhibit 99.1

Pixelworks Reports First Quarter 2022 Financial Results
Mobile Revenue Increased 40% Year-over-Year, with Sales of Mobile Visual Processors Reaching a Quarterly Record
PORTLAND, Ore., May 10, 2022 – Pixelworks, Inc. (NASDAQ: PXLW), a leading provider of innovative video and display processing solutions, today announced financial results for the first quarter ended March 31, 2022.
First Quarter and Recent Highlights
•Total revenue increased 79% year-over-year with strong growth across all target end markets
•Mobile revenue included another consecutive quarterly record for hardware-based sales of mobile visual processors, reflecting expanded customer adoption and the ramp of new programs at targeted mobile OEMs
•OPPO launched its newest flagship Find X5 series, comprised of three smartphone models, each utilizing Pixelworks’ software and patented high-efficiency color and brightness calibration technology
•HONOR Magic4 series launched with two models in the series becoming the first HONOR smartphones to incorporate Pixelworks technology, and each leveraging Pixelworks’ X5 Plus advanced visual processor
•OPPO affiliate launched the realme GT Neo3, the first realme smartphone to incorporate Pixelworks technology and the first ever smartphone built on MediaTek platform to feature a Pixelworks visual processor, the X5 series
•vivo launched the iQOO Neo6, its latest premium smartphone designed for high-performance mobile gaming and incorporating Pixelworks’ X5 Plus visual processor to deliver a highly differentiated visual experience
•Pixelworks confirmed as a Unity Verified Solutions Partner (VSP), making an optimized version of Pixelworks’ Rendering Accelerator SDK available to developers that utilize Unity’s industry-leading gaming engine platform
•OnePlus Ace smartphone launched with multiple cutting-edge technologies, including Pixelworks’ X5 Plus visual processor together with MediaTek's Dimensity 8100-MAX flagship-light 5G mobile platform
•Announced expansion of TrueCut® Motion ecosystem, with Pixelogic joining as certified service partner and to offer TrueCut Motion post-processing capabilities for future theatrical and streaming films and releases
“The first quarter represented a great start to 2022 with strong year-over-year growth, driven by expanded adoption of our mobile visual processors and an ongoing recovery in the projector market,” stated Todd DeBonis, President and CEO of Pixelworks. “Gross margin for the quarter exceeded expectations, and when combined with well-managed operating expenses, contributed to bottom-line results that were at the high-end of guidance.
“Our mobile growth strategy, including the alignment of our visual processing solutions with key market trends, continues to gain tangible momentum, particularly related to high frame rate mobile gaming. During the quarter, HONOR became our third tier-one mobile OEM customer with the launch of the HONOR Magic4 series, including multiple models that incorporate our X5 Plus visual processor. Additionally, we announced our first win with OPPO’s realme brand on the realme GT Neo3, which also represented the first-ever smartphone built on MediaTek’s Dimensity platform to incorporate our visual processor. Having established a recognized position with leading mobile OEMs as an enabler of differentiated visual quality and performance on smartphones, we are continuing to aggressively cultivate expanded partnerships and a more synergistic ecosystem in support of driving accelerated adoption. As a notable example, we recently advanced our collaborative ecosystem engagement with Unity Technology to become designated as a Unity VSP, making Pixelworks’ high frame rate rendering accelerator readily available to leading mobile game developers and studios that utilize Unity’s gaming engine platform.
“Looking to the second quarter, we are well positioned with robust bookings and have secured allocation of supply in support our expectations for continued growth.”

First Quarter Fiscal 2022 Financial Results
Revenue in the first quarter of 2022 was $16.6 million, compared to $16.6 million in the fourth quarter of 2021 and $9.3 million in the first quarter of 2021. The year-over-year increase in first quarter revenue reflected strong growth across all of the Company’s target end markets.
On a GAAP basis, gross profit margin in the first quarter of 2022 was 52.7%, compared to 53.5% in the fourth quarter of 2021 and 40.2% in the first quarter of 2021. First quarter 2022 GAAP operating expenses were $12.6 million, compared to $12.6 million in the fourth quarter of 2021 and $11.6 million in the year-ago quarter.
On a non-GAAP basis, first quarter 2022 gross profit margin was 53.2%, compared to 55.0% in the fourth quarter of 2021 and 43.7% in the year-ago quarter. First quarter 2022 non-GAAP operating expenses were $11.6 million, compared to $11.0 million in the fourth quarter of 2021 and $10.2 million in the year-ago quarter.
For the first quarter of 2022, the Company recorded a GAAP net loss of $4.6 million, or ($0.09) per share, compared to a GAAP net loss of $3.3 million, or ($0.06) per share, in the fourth quarter of 2021, and a GAAP net loss of $8.1 million, or ($0.16) per share, in the year-ago quarter. Note, the Company refers to “net loss attributable to Pixelworks Inc.” as “net loss”.
For the first quarter of 2022, the Company recorded a non-GAAP net loss of $3.5 million, or ($0.06) per share, compared to a non-GAAP net loss of $1.4 million, or ($0.03) per share, in the fourth quarter of 2021, and a non-GAAP net loss of $6.4 million, or ($0.12) per share, in the first quarter of 2021.
Adjusted EBITDA in the first quarter of 2022 was a negative $2.2 million, compared to a negative $1.1 million in the fourth quarter of 2021 and a negative $5.2 million in the year-ago quarter.
Cash and cash equivalents at the end of the first quarter of 2022 were $55.2 million, compared to $61.6 million at the end of the fourth quarter of 2021 and $25.4 million at the end of the first quarter of 2021.
Business Outlook
The Company’s current business outlook, including guidance for the second quarter of 2022, will be provided as part of the scheduled conference call.
Conference Call Information
Pixelworks will host a conference call today, May 10, 2022, at 2:00 p.m. Pacific Time, which can be accessed by calling 1-877-359-9508 and using Conference ID 3192021. A live audio webcast of the conference call can also be accessed by visiting the Company's investor page at www.pixelworks.com. For those unable to listen to the live webcast, it will be archived for approximately 90 days. A replay of the conference call will also be available through Tuesday, May 17, 2022, and can be accessed by calling 1-855-859-2056 and using Conference ID 3192021.
About Pixelworks, Inc.
Pixelworks provides industry-leading content creation, video delivery and display processing solutions and technology that enable highly authentic viewing experiences with superior visual quality, across all screens – from cinema to smartphone and beyond. The Company has a 20-year history of delivering image processing innovation to leading providers of consumer electronics, professional displays, and video streaming services. For more information, please visit the company's web site at www.pixelworks.com.
Note: Pixelworks, the Pixelworks logo and TrueCut are registered trademarks of Pixelworks, Inc.

Non-GAAP Financial Measures
This earnings release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share, which exclude amortization of acquired intangible assets and stock-based compensation expense which are required under GAAP as well as the tax effect of the non-GAAP adjustments and the impact of non-GAAP adjustments to redeemable non-controlling interest. The press release also makes reference to and reconciles GAAP net loss and adjusted EBITDA, which Pixelworks defines as GAAP net loss attributable to Pixelworks Inc. before interest income and other, net, income tax provision (benefit), depreciation and amortization, as well as the specific items listed above.
Pixelworks management uses these non-GAAP financial measures internally to understand, manage and evaluate the business and establish its operational goals, review its operations on a period-to-period basis, for compensation evaluations, to measure performance, and for budgeting and resource allocation. Pixelworks management believes it is useful for the Company and investors to review, as applicable, both GAAP information and non-GAAP financial measures to help assess the performance of Pixelworks’ continuing business and to evaluate Pixelworks’ future prospects. These non-GAAP measures, when reviewed together with the GAAP financial information, provide additional transparency and information for comparison and analysis of operating performance and trends. These non-GAAP measures exclude certain items to facilitate management’s review of the comparability of our core operating results on a period-to-period basis.
Because the Company’s non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be read only in conjunction with the Company’s consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Pixelworks' website.
Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “expect”, “believe,” “anticipate” and similar terms or the negative of such terms, and include, without limitation, statements about the Company’s businesses, including market movement and demand, the momentum of our mobile growth strategy, efforts to expand partnerships and adoption rates, bookings, and supply allocation. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: our ability to execute on our strategy; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; the success of our products in expanding markets; current global economic challenges; changes in the digital display and projection markets; seasonality in the consumer electronics market; lack of adoption of our TrueCut Motion platform; our efforts to achieve profitability from operations; our limited financial resources; our ability to attract and retain key personnel; and the impact of the COVID-19 pandemic on our business and on our suppliers and customers. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially from those discussed in the forward-looking statements is included from time to time in the Company's Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2021, as well as subsequent SEC filings.
The forward-looking statements contained in this release are as of the date of this release, and the Company does not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

[Financial Tables Follow]

PIXELWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Revenue, net	$16,628	$16,586	$9,270
Cost of revenue (1)	7,865	7,713	5,545
Gross profit	8,763	8,873	3,725
Operating expenses:
Research and development (2)	7,160	7,002	6,785
Selling, general and administrative (3)	5,484	5,598	4,854
Total operating expenses	12,644	12,600	11,639
Loss from operations	(3,881)	(3,727)	(7,914)
Interest income and other, net	162	165	56
Total other income, net	162	165	56
Loss before income taxes	(3,719)	(3,562)	(7,858)
Provision (benefit) for income taxes	403	(448)	217
Net loss	(4,122)	(3,114)	(8,075)
Less: Net income attributable to redeemable non-controlling interest	(470)	(177)	—
Net loss attributable to Pixelworks Inc.	$(4,592)	$(3,291)	$(8,075)
Net loss attributable to Pixelworks Inc. per share - basic and diluted	$(0.09)	$(0.06)	$(0.16)
Weighted average shares outstanding - basic and diluted	53,680	53,293	51,673
——————
(1) Includes:
Amortization of acquired intangible assets	72	218	245
Stock-based compensation	8	26	79
(2) Includes stock-based compensation	583	623	581
(3) Includes:
Stock-based compensation	458	940	772
Amortization of acquired intangible assets	18	53	60

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Reconciliation of GAAP and non-GAAP gross profit
GAAP gross profit	$8,763	$8,873	$3,725
Amortization of acquired intangible assets	72	218	245
Stock-based compensation	8	26	79
Total reconciling items included in gross profit	80	244	324
Non-GAAP gross profit	$8,843	$9,117	$4,049
Non-GAAP gross profit margin	53.2%	55.0%	43.7%
Reconciliation of GAAP and non-GAAP operating expenses
GAAP operating expenses	$12,644	$12,600	$11,639
Reconciling item included in research and development:
Stock-based compensation	583	623	581
Reconciling items included in selling, general and administrative:
Stock-based compensation	458	940	772
Amortization of acquired intangible assets	18	53	60
Total reconciling items included in operating expenses	1,059	1,616	1,413
Non-GAAP operating expenses	$11,585	$10,984	$10,226
Reconciliation of GAAP and non-GAAP net loss attributable to Pixelworks, Inc.
GAAP net loss attributable to Pixelworks Inc.	$(4,592)	$(3,291)	$(8,075)
Reconciling items included in gross profit	80	244	324
Reconciling items included in operating expenses	1,059	1,616	1,413
Tax effect of non-GAAP adjustments	(3)	9	(20)
Impact of non-GAAP adjustments to redeemable non-controlling interest	—	(17)	—
Non-GAAP net loss attributable to Pixelworks Inc.	$(3,456)	$(1,439)	$(6,358)

Non-GAAP net loss attributable to PIxelworks Inc. per share - basic and diluted	$(0.06)	$(0.03)	$(0.12)

Non-GAAP weighted average shares outstanding - basic and diluted	53,680	53,293	51,673

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP EARNINGS PER SHARE
(Figures may not sum due to rounding)
(Unaudited)

	Three Months Ended
	March 31,		December 31,		March 31,
	2022		2021		2021
	Dollars per share		Dollars per share		Dollars per share
	Basic	Diluted	Basic	Diluted	Basic	Diluted
Reconciliation of GAAP and non-GAAP net loss attributable to Pixelworks, Inc.
GAAP net loss attributable to Pixelworks Inc.	$(0.09)	$(0.09)	$(0.06)	$(0.06)	$(0.16)	$(0.16)
Reconciling items included in gross profit	—	—	—	—	0.01	0.01
Reconciling items included in operating expenses	0.02	0.02	0.03	0.03	0.03	0.03
Non-GAAP net loss attributable to Pixelworks Inc.	$(0.06)	$(0.06)	$(0.03)	$(0.03)	$(0.12)	$(0.12)

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP GROSS PROFIT MARGIN *
(Figures may not sum due to rounding)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Reconciliation of GAAP and non-GAAP gross profit margin
GAAP gross profit margin	52.7%	53.5%	40.2%
Amortization of acquired intangible assets	0.4	1.3	2.6
Stock-based compensation	—	0.2	0.9
Total reconciling items included in gross profit	0.5	1.5	3.5
Non-GAAP gross profit margin	53.2%	55.0%	43.7%

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Reconciliation of GAAP net loss attributable to Pixelworks Inc. and adjusted EBITDA
GAAP net loss attributable to Pixelworks Inc.	$(4,592)	$(3,291)	$(8,075)
Stock-based compensation	1,049	1,589	1,432
Amortization of acquired intangible assets	90	271	305
Tax effect of non-GAAP adjustments	(3)	9	(20)
Impact of non-GAAP adjustments to redeemable non-controlling interest	—	(17)	—
Non-GAAP net loss attributable to Pixelworks Inc.	$(3,456)	$(1,439)	$(6,358)
EBITDA adjustments:
Depreciation and amortization	$1,040	$964	$1,016
Non-GAAP interest income and other, net	(162)	(165)	(56)
Non-GAAP provision (benefit) for income taxes	406	(457)	237
Adjusted EBITDA	$(2,172)	$(1,097)	$(5,161)

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors

PIXELWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$55,162	$61,587
Accounts receivable, net	8,564	8,708
Inventories	1,794	1,469
Prepaid expenses and other current assets	3,158	2,732
Total current assets	68,678	74,496
Property and equipment, net	5,375	5,656
Operating lease right of use assets	4,177	4,789
Other assets, net	3,715	3,162
Acquired intangible assets, net	—	90
Goodwill	18,407	18,407
Total assets	$100,352	$106,600
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,702	$2,747
Accrued liabilities and current portion of long-term liabilities	9,771	13,563
Current portion of income taxes payable	190	128
Total current liabilities	13,663	16,438
Long-term liabilities, net of current portion	366	519
Deposit liability	12,902	12,716
Operating lease liabilities, net of current portion	2,335	2,853
Income taxes payable, net of current portion	2,816	2,948
Total liabilities	32,082	35,474
Redeemable non-controlling interest	31,527	30,905
Shareholders’ equity	36,743	40,221
Total liabilities, redeemable non-controlling interest and shareholders’ equity	$100,352	$106,600

Contacts:
Investor Contact
Shelton Group
Brett Perry
P: +1-214-272-0070
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Haley Aman
P: +1-503-601-4540
E: haman@pixelworks.com